Exhibit 10.26

AMENDMENT NO. 16 dated as of March 2, 2010 (this “Amendment”) to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendments 1 through 15 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003, October 28, 2004, March 1, 2005, March 21, 2006, April 28, 2006, December 8, 2006, March 2, 2007, July 27, 2007, March 10, 2008 and March 2, 2009, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, the Borrower has requested that the Maturity Date of the Credit Agreement be extended from March 31, 2010 to August 31, 2010, and has agreed to reduce the Total Commitment to $30,000,000;

WHEREAS, the Administrative Agent and each of the Lenders have agreed to make certain modifications to the Credit Agreement in order to accommodate the items described in the preceding recitals.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2. Amendments to Credit Agreement  Upon the Amendment Effective Date (as defined below):

(A) Article 1 of the Credit Agreement is hereby amended by:

(1) deleting the definitions of “Commitment Termination Date” and “Maturity Date” appearing therein and inserting in lieu thereof the following replacement definitions:

“Commitment Termination Date” shall mean the earlier to occur of (i) August 31, 2010 and (ii) such earlier date on which the Total Commitment shall terminate in accordance with Section 2.8(a) or Article 7 hereof.

“Maturity Date” shall mean August 31, 2010.

(B) Article 1 of the Credit Agreement is hereby further amended by inserting the following definitions in appropriate alphabetical order:

“Amendment No. 16” shall mean that certain Amendment No. 16 dated as of March 2, 2010 to this Credit Agreement.

(C) Section 6.5 of the Credit Agreement is hereby amended by inserting the following proviso immediately after clause (vii):

“For the avoidance of doubt, the foregoing Section 6.5 shall not prevent the Borrower from entering into a term sheet or recapitalization agreement which contemplates the conversion of certain Subordinated Debt which is covered under the Hallmark Cards Subordination and Support Agreement into preferred stock of the Borrower so long as the contemplated terms of such preferred stock would not include any mandatory redemptions or capital calls prior to the Maturity Date.”

(D) The Schedule of Commitments attached as Schedule 1 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1 to this Amendment.

Section 3. Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth below (the date on which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(A) the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, Hallmark Cards, each Guarantor and each of the Lenders;

(B) the Agent shall have received for the account of the Lenders a fee of $25,000.00 in consideration for the extensions of the Maturity Date to be implemented hereunder;

(C) the representations and warranties in Section 4 hereof shall be true on the Amendment Effective Date as if made on such date;

(D) all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, LLP, counsel for the Agent;

(E) the Borrower shall have prepaid such Loans as necessary to cause the aggregate outstanding principal amount of the Loans plus the L/C Exposure is no greater than $30,000,000; and

(F) the Agent shall have received evidence satisfactory to it that the provisions of that certain Amended and Restated Waiver and Standby Purchase Agreement dated as of March 10, 2008 among the Borrower, Hallmark Cards, HCC, Crown Media US and the other parties thereto have been modified to provide that the Credit Parties shall have received an extension until no earlier than August 31, 2010 on the same terms and conditions as in effect as prior to such extension or otherwise on terms and conditions satisfactory to the Agent.

Section 4. Representations and Warranties of the Credit Parties.  Each Credit Party represents and warrants that:

(A) after giving effect to this Amendment, the representations and warranties contained in Section 3 of the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects (except to the extent that any such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date, or changed circumstances specifically contemplated by, and allowed pursuant to, this the Credit Agreement) with the same effect as if made on and as of the date hereof; and

(B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

Section 5. Acknowledgment re: Hallmark Cards Facility Guarantee.  (A) By its execution of this Amendment, Hallmark Cards, in its capacity as guarantor under the Hallmark Cards Facility Guarantee, hereby acknowledges the extension of the Maturity Date which is being implemented under the Credit Agreement pursuant to this Amendment, and hereby acknowledges and agrees that the provisions of the Hallmark Cards Facility Guarantee shall be in full force and effect both prior and subsequent to the Amendment Effective Date.

(B) By its execution of this Amendment, Hallmark Cards, in its capacity as Subordinated Creditor (as defined in the Hallmark Cards Subordination and Support Agreement), on behalf of itself and each other Subordinated Creditor, hereby (i) acknowledges the extension of the Maturity Date which is being implemented under the Credit pursuant to this Amendment and (ii) acknowledges and agrees that the provisions of the Hallmark Cards Subordination and Support Agreement shall be in full force and effect both prior and subsequent to the effectiveness of this Amendment with respect to Hallmark Cards and each other Subordinated Creditor.

Section 6. Further Assurances.  At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent shall reasonably request.

Section 7. Fundamental Documents.  This Amendment is designated a Fundamental Document by the Agent.

Section 8. Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”,  “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 9. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 11. Expenses.  The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 12. Headings.  The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

CROWN MEDIA HOLDINGS, INC.

By /s/ Brian Stewart

Name: Brian Stewart

Title: EVP, Chief Financial Officer

GUARANTORS:
CM INTERMEDIARY, LLC
CROWN MEDIA UNITED STATES, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC

By /s/ Brian Stewart

Name: Brian Stewart

Title: EVP, Chief Financial Officer

LENDER:
JPMORGAN CHASE BANK, N.A., individually and as Agent and Issuing Bank

By/s/ Gregory T. Martin

Name: Gregory T. Martin

Title: Vice President

Acknowledged and Agreed, solely with

Respect to Sections 5(A) and 5(B) hereof:

HALLMARK CARDS, INCORPORATED

By/S/ Timothy Griffith

Name: Timothy Griffith

Title: EVP, Chief Financial Officer